Exhibit 99.03

EXECUTIVE EMPLOYMENT AGREEMENT

            THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of this       18     day of               January , 2006, by and between SoftNet Technology Corp., a Nevada corporation, (the “Company”) and Kevin Holt  (“Executive”).

RECITALS

            A.        Executive has acquired certain skills, experience and abilities with respect to the Company’s business.

            B.         The Company desires to employ Executive, and Executive desires to accept such employment on the terms and conditions set forth herein.

AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.         Employment.

            (a)        Term.  Unless the employment of Executive is terminated as set forth herein, this Agreement shall commence             January, 18                   , 2006 (“Commencement Date”) and continue in full force and effect for a period of three (3) years from the Commencement date.  The Agreement shall be automatically renewed for successive periods of one (1) year unless notice as provided within Section 12 (g) of this Agreement is received by the other party as provided within Section 12 (g) of this Agreement at least thirty (30) days prior to the end of the term or extension thereof or otherwise terminated pursuant to the terms hereof.

            (b)        Executive’s duties.  Subject to the terms and conditions of this Agreement, as of the Commencement Date, the Company shall employ Executive as Chief Operations Officer                                   .  In addition to serving as                                   and subject to the approval of the Company’s Board of Directors, the Company shall further employ Executive as Chief Executive Officer on or before the date that is six (6) months after the Commencement Date or   July 18                          , 2006.  Upon Executive’s election as Chief Executive Officer, the Company shall appoint Executive to the Company’s Board of Directors. As             , the Executive shall have the following duties, including but not limited to:  (i)                                            ; and (ii) any other duties reasonably assigned to Executive by the President or other supervising executives.  As Chief Executive Officer, the Executive shall have the following duties, including but not limited to:  (i) oversight and responsibility for the day-to-day operations of the Company and (ii) any other duties reasonably assigned to Executive by the Board of Directors or Chairman of the Board.

2.         Acceptance of Executive.

            (a)        Best Efforts of Executive.  Executive hereby accepts such employment and agrees to devote Executive’s best efforts to the service of the Company, to render this service to the Company on a full-time basis and faithfully, diligently and to the best of Executive’s ability discharge the responsibilities thereof.  Executive may perform Executive’s duties from the Company’s principle location located at 1 Anderson Road, Suite 105, Bernardsville, New Jersey 07924 or from such other location as the Company and Executive mutually agree is appropriate.

            (b)        Non-Compete with the Company during employment.  During the term hereof, Executive may not directly or indirectly, either as an employee or employer, consultant, agent, principal, partner, stockholder or in any other individual or representative capacity engage in other businesses competitive with the business of the Company.

3.         Compensation.  In consideration of the services to be rendered hereunder, Executive shall receive compensation subject to withholding and other usual deductions in the amount set forth below:

            (a)        Base Salary.  Commencing       January, 18                               , 2006, Executive shall receive a base salary at the annual rate of $175,000 for working on a full time basis.  Executive shall be paid in accordance with the regular payroll practices of the Company.  The Board of Directors shall review Executive’s annual base salary at least annually to determine the appropriate increase thereof.  The base salary shall be subject to annual upward revisions of not less than four percent (4%).

            (b)        Quarterly Grant of Common Stock.  The Company shall grant to Executive unregistered shares of the Company’s common stock with a fair market value of $50,000 at the end of each quarter for a total of twelve (12) consecutive quarters.  For purposes of this Section 3, the fair market value of one share of Company common stock shall mean the arithmetic mean of the closing prices of the Company’s common stock on the 5 trading days preceding the date upon which such stock is issued to Executive.

            (c)        CEO Appointment Bonus of Common Stock.  The Company shall grant to Executive shares with a fair market value of $500,000 worth of unregistered common stock of the Company when Executive is appointed the Company’s Chief Executive Officer as described in Section 1.  For purposes of this Section 3, the fair market value of one share of Company common stock shall mean the arithmetic mean of the closing prices of the Company’s common stock on the 5 trading days preceding the date upon which such stock is issued to Executive.

4.         Payment of Expenses.  The Company shall pay directly on behalf of Executive, or reimburse Executive upon presentation of satisfactory receipts, the reasonable expenses incurred by Executive in carrying out Executive’s duties pursuant to this Agreement.  Payment of expenses will be made within thirty (30) days of providing satisfactory receipts to the Company.

5.         Other Benefits.  Executive shall receive the following other benefits:

            (a)          Paid Vacation.  Executive shall receive vacation consistent with the Company’s policy in effect from time to time.   Initially, Executive shall receive           3          weeks paid vacation per year.  Any unused vacation can carry over to the following year.  Upon termination or resignation of Executive shall be compensated for any unused vacation, if any.

            (b)        Health and other benefit plans.  Executive shall be entitled to participate in the Company’s health and other benefit plans that are in effect from time to time.

6.         Assignment of Inventions.  Executive shall communicate promptly to the Company all inventions, discoveries, concepts and ideas whether patentable or not, including but not limited to hardware, software, processes, methods, techniques as well as improvements thereto conceived (collectively referred to as

“Developments”), developed, completed or reduced to practice during Executives employment with the Company, that (i) are related to the present or prospective business, work or consulting of the Company; (ii) result from any work performed on behalf of the Company; or (iii) result from use of the Company’s equipment, facilities or materials.  Executive hereby assigns Executive’s entire right, title and interest in and to all such Developments and any intellectual property rights arising therefrom to the Company.  Executive shall further cooperate with the Company in connection with any applications, filings or documents prepared and or filed related to the Developments.

7.         Confidentiality.  Except as may be required by Executive’s employment with the Company, Executive shall not, without the prior written consent of the Company, disclose or use at any time, either during or subsequent to Executive’s employment with the Company, any secret or confidential information (collectively referred to as “Confidential Information”) disclosed by the Company to him or which he learns during Executive’s employment with the Company.  Upon termination of Executive’s employment, Executive shall promptly deliver to the Company all correspondence, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals or any other documents concerning the Company’s customers, products, processes or business practices.  However, this provision shall not apply to the information, systems, processes, contacts or operating methodologies brought by Executive to the Company or general information and skills learned or developed by Executive, any information in the public domain, or disclosed to third parties by the Company.  For purposes of this Agreement, “Confidential Information” shall include but not be limited to customer lists, contact lists, vendor lists, bidding procedures, designs, specifications, source codes, mask works, products in development, technical drawing, schematics, bills of materials, sales and manufacturing techniques, developments, production processes, operational methodologies, financial statements, marketing strategies, employee data and other information related to such business and practices of the Company

8.         Non-Solicitation.  During the term of this Agreement and for a period of one (1) year following the termination or expiration of this Agreement for whatever reason (or if this period of time shall be unenforceable by law, then for such period as shall be enforceable), Executive agrees not to contact, with a view towards purchasing or selling any product or service competitive with any product or service purchased or sold by Company, or purchase or sell any such product or service from or to any person, firm, association, corporation or other entity whatsoever:  (i) which Executive solicited, contacted or otherwise dealt with on behalf of the Company during the twelve (12) month period or any portion thereof preceding termination or expiration of Executive’s employment with the Company; or (ii) which is known by Executive to have been a customer, or client of the Company during the twelve (12) month period or any portion thereof preceding the termination or expiration of Executive’s employment with the Company.  Furthermore, Executive shall not for a period of two (2) years after the termination of Executive’s employment for whatever reason, solicit for hire, or hire any employee of the Company, or any person who was employed by the Company at any time within six (6) months of the termination of Executive’s employment with the Company, to work for Executive or any other person or entity.

9.         Termination of Employment By Company.  The Company may terminate Executive’s Employment without cause upon not less than thirty (30) days notice as provided within Section 12 (g) of this Agreement.  The Company may also terminate Executive’s employment immediately for “cause” upon the determination in good faith of a majority of the Board of Directors of the Company that cause for termination exists.  The term “cause” as used herein shall include: (i) Executive’s conviction of, guilty or no contest plea to, or confession of guilt to, a felony; (ii) a willful act by Executive which constitutes gross misconduct and which is materially injurious to Company; (iii) a willful and material failure by Executive to substantially perform Executive’s duties, other than a failure resulting from a disability; or (iv) violation by

Executive of Section 7 or 8 of this Agreement.

10.        Termination of Employment by Executive.  Executive shall have the right to terminate Executive’s employment by providing the Company thirty (30) days notice in the manner as provided within Section 12 (g) of this Agreement.

11.        Indemnification.  The Company shall indemnify Executive, and hold Executive harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys’ fees and litigation costs) incurred or suffered by the Executive resulting from Executive’s employment with the Company or with the performance by Executive of Executive’s duties hereunder.  In the event Company obtains Directors and Officers insurance, the Company shall include Executive as an insured.

12.        Miscellaneous.

            (a)        Attorneys’ Fees.  In the event that any legal action is brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action, in addition to any other relief to which that party may be entitled.

            (b)        Successors.  Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all of the Company’s business and or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.  The terms of this Agreement and all of Executive’s rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

            (c)        Governing Law.  This Agreement shall in all respects be construed, interpreted, and enforced in accordance with, and governed by the laws of the State of New Jersey.

            (d)        Severability.  If any term or provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and each other term and provision of this Agreement shall be valid to the fullest extent permitted by law.

            (e)        Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall be one and the same instrument.

            (f)        Modification.  Any amendment, change or modification of this Agreement shall be effective only if it is in writing and signed by the parties hereto.

           (g)        Notices.  All notices and other communications given or made pursuant to this

Agreement will be in writing and will be deemed to have been duly given or made if and when delivered personally, or (b) sent by a nationally recognized overnight courier service to the parties at the following addresses or (c) sent by electronic transmission (with confirmation received), to the numbers/addresses specified below (or at any other address or telecopy number for a party as will be specified by like notice):

If to the Company:                    SoftNet Technology Corp.
                                                1 Anderson Road, Suite 105
                                                Bernardsville, New Jersey 07924
                                                (Facsimile): (908) 204-0201

With a copy to:                         Silicon Valley Law Group
                                                25 Metro Drive, Suite 600
                                                San Jose, California 95110
                                                Attn: Ron Austin, Esq.
                                                (Facsimile): (408) 573-5701

If to Executive:                          Kevin Holt

            (i)         Waiver.  The failure of either party to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

The Company:                                                               SoftNet Technology Corp.

                                                                                    /s/ James Farinella

                                                                                    By: James Farinella

                                                                                    Its: President & C.E.O.

Executive:                                                                     /s/ Kevin Holt
                                                                                    Kevin Holt